Exhibit 24.1

POWERS OF ATTORNEY OF URS CORPORATION’S DIRECTORS AND OFFICERS

     Each person whose signature appears below hereby constitutes and appoints any one of KENT P. AINSWORTH and REED N. BRIMHALL, each with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for fiscal year ended October 31, 2004 of URS Corporation, and any or all amendments thereto, and to file the same with all the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in connection therewith, as fully to all extents and purposes as he or she might or could do in person, thereby ratifying and confirming all that such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

This Power of Attorney may be executed in separate counterparts.

Dated: January 13, 2005

/s/ H. Jesse Arnelle	/s/ Joseph W. Ralston

H. Jesse Arnelle	Joseph W. Ralston
Director	Director

/s/ Betsy J. Bernard	/s/ John D. Roach

Betsy J. Bernard	John D. Roach
Director	Director

/s/ Richard C. Blum	/s/ William D. Walsh

Richard C. Blum	William D. Walsh
Director	Director

/s/ Armen Der Marderosian

Armen Der Marderosian
Director

/s/ Mickey P. Foret

Mickey P. Foret
Director

/s/ Martin M. Koffel

Martin M. Koffel
Director

/s/ Richard B. Madden

Richard B. Madden
Director